Execution Copy

SUBSCRIPTION AGREEMENT

CHINA ARCHITECTURAL ENGINEERING, INC.

US$10,000,000 VARIABLE RATE CONVERTIBLE BONDS DUE 2012

800,000 WARRANTS EXPIRING 2010

March 27, 2007

-i-

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made on March 27, 2007

BETWEEN:

(1)	CHINA ARCHITECTURAL ENGINEERING, INC. (the “Issuer”); and

(2)	ABN AMRO BANK N.V. (the “Subscriber”).

The Issuer and the Subscriber wish to record the arrangements agreed among them in relation to an issue of (a) US$10,000,0000 Variable Rate Convertible Bonds due 2012 of the Issuer (the “Bonds”, which expression where the context so admits shall include the global certificate (the “Global Certificate”) to be delivered in respect of them) and (b) 800,000 warrants to purchase 800,000 shares of common stock of the Issuer (the “Warrants”, which expression where the context so admits shall include the Warrant Instrument and certificate or certificates for the Warrants (the “Warrant Instrument” and the “Warrant Certificate(s)”) to be delivered in respect of them). The definitive Bonds, if required to be issued, will be in registered form in denominations of US$1,000 each. Each Bond will be convertible at the option of the holder thereof into fully paid shares of common stock of par value US$0.001 per share that will be listed on the AMEX (as defined below) (the “Shares”) of the Issuer at an initial conversion price equal to the IPO Price per share (as defined herein) in accordance with the Terms and Conditions of the Bonds (the “Terms and Conditions”). Each Warrant will be convertible at the option of the holder thereof into the Shares of the Issuer at an initial exercise price of US$0.01 per Warrant in accordance with the terms of the Warrant Instrument.

1.	INTERPRETATION

1.1	Definitions

Terms defined in the Terms and Conditions and the Warrant Instrument have, unless the context requires otherwise, the same meaning in this Agreement.

1.2	Headings

The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement. Unless the context otherwise requires, words denoting the singular number only shall include the plural and vice versa. References to Clauses and Schedules are to be construed as references to clauses of, and schedules to, this Agreement.

2.	ISSUE OF THE BONDS AND WARRANTS

2.1	Agreement to Issue

The Issuer agrees to issue the Bonds on April 4, 2007, or such later date as the Issuer and the Subscriber may agree, (the “Closing Date”) to the Subscriber. The Bonds will be subscribed at a price equal to ninety-seven percent (97%) of their principal amount (the “Subscription Price”, being the issue price of one hundred percent (100%) less the commission referred to in Clause 8). The Warrants will be subscribed at US$0.0001 per Warrant (the “Warrant Issue Price”).

2.2	The Bonds and the Warrants

The Bonds will be issued in accordance with the terms of a trust deed expected to be dated the Closing Date (the “Trust Deed”), in a form to be agreed by the parties hereto, to be entered into between the Issuer and a trustee to be appointed as trustee (the “Trustee”) and will be issued subject to and with the benefit of a Paying and Conversion Agency Agreement expected to be dated the Closing Date (the “Agency Agreement”), in a form to be agreed by the parties hereto, to be entered into between the Issuer, the Trustee, a principal paying and conversion agent to be appointed (the “Principal Paying and Conversion Agent”) and the other agents named therein. The Warrants will be issued in accordance with the terms of the Warrant Instrument and will be issued subject to and with the benefit of a Warrant Agency Agreement expected to be dated the Closing Date (the “Warrant Agency Agreement”). The Issuer and the Subscriber shall enter into a Registration Rights Agreement on the Closing Date (the “Registration Rights Agreement”), in a form to be agreed by the parties hereto. This Agreement, the Trust Deed, the Agency Agreement, the Warrant Instrument, the Warrant Agency Agreement and the Registration Rights Agreement are together referred to herein as the “Contracts”.

2.3	Terms and Conditions

The Terms and Conditions shall be substantially in the form set out in Schedule 1 to this Agreement, with such changes as may be agreed in writing between the Issuer and the Subscriber.

2.4	Warrant Instrument

The Warrant Instrument shall be substantially in the form set out in Schedule 2 to this Agreement with such changes as may be agreed in writing between the Issuer and the Subscriber.

3.	AGREEMENTS BY THE SUBSCRIBER AND THE ISSUER

3.1	Subscription

The Subscriber agrees to subscribe and pay for, or to procure subscriptions and payment for, (a) the Bonds in full, on the Closing Date at the Subscription Price and (b) the Warrants in full, on the Closing Date at the aggregate Warrant Issue Price and, in each case, on the terms of this Agreement.

3.2	Filings

Notwithstanding any other provision of this Agreement, the Issuer shall timely make (i) all filings required by the securities laws and regulations of the United States of America, including all filings required for a company subject to the periodic reporting requirements of the Securities Exchange Act of 1934; and (ii) after the Shares are listed, all filings required by AMEX.

3.3	No Fiduciary or Agency Relationship

Nothing in this Agreement or the nature of the services provided by the Subscriber shall be deemed to create a fiduciary or agency relationship between the Subscriber and the Issuer or any of their respective stockholders, creditors, employees or any other party.

4.	REPRESENTATIONS AND WARRANTIES

4.1	Warranties by the Issuer

The Issuer represents and warrants to the Subscriber that as at the date of this Agreement and as at the Closing Date (and at any time from the date hereof up to and including the Closing Date):

(a)	Incorporation

Each of the Issuer and its Subsidiaries is duly incorporated and validly existing under the laws of the State of Delaware (in the case of the Issuer) and the relevant jurisdiction (in the case of each Subsidiary) with full power and authority to conduct its business presently carried on by it and is lawfully qualified to do business, and has all permits, licences and other authorisations required, in each jurisdiction in which business is conducted by it (except where the failure to be so qualified or have obtained such permits licenses or authorizations would not have a material adverse effect) and has been operating its business pursuant to and in material compliance with the terms of all such permits, licences and other authorisations; the Issuer has full power and authority, and is able lawfully, to enter into and perform its obligations under the Bonds, the Warrants and the Contracts;

(b)	Receivership

No encumbrancer has taken possession of, and no receiver has been appointed over, the whole or any substantial part of the assets or undertaking of the Issuer or any of its Subsidiaries;

(c)	Insolvency

Each of the Issuer and its Subsidiaries is not (and is not, and could not be, deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts, has not stopped, suspended or threatened (through an official action of its board of directors) to stop or suspend payment of all or a material part of (or of a particular type of) its debts, has not proposed or made any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any part which it will or might otherwise be unable to pay when due), has not proposed or made a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any such debts and a moratorium has not been agreed or declared in respect of or affecting all or any part of (or of a particular type of) the debts of the Issuer or any of its Subsidiaries;

(d)	Winding-up

No order has been made and no effective resolution has been passed for the winding-up or dissolution or administration or receivership of the Issuer or any of its Subsidiaries, and none of the Issuer or any of its Subsidiaries has threatened (through an official action of its board of directors) to cease to carry on all or a material part of its business or operations except to the extent that it has made disposals of assets or shares in the normal course of its business for fair value;

(e)	Validity of Contracts

The Contracts have been duly authorised by the Issuer, this Agreement has been and the other Contracts will on the Closing Date have been duly executed and delivered by the Issuer and this Agreement constitutes and the other Contracts will on the Closing Date, constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their respective terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally;

(f)	Validity of Bonds and Warrants

The Bonds and the Warrants have been duly authorised by the Issuer and, when the Bonds have been duly executed, authenticated, issued and delivered in accordance with the Trust Deed and the Agency Agreement and the Warrants have been duly executed, authenticated, issued and delivered in accordance with the Warrant Instrument and the Warrant Agency Agreement, each will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their respective terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally;

(g)	Status of the Bonds and the Warrants

The Bonds and the Warrants will constitute direct, general, unsubordinated, unconditional and unsecured obligations of the Issuer which (i) rank pari passu and without preference among themselves and (ii) will at all times rank pari passu with all other present and future unsecured and unsubordinated obligations of the Issuer, save for such obligations as may be provided by mandatory provisions of applicable law;

(h)	Taxation

With reference to the laws and regulations of the United States (and all applicable subdivisions thereof) subsisting on the date of this Agreement, all payments of principal, premium and interest in respect of the Bonds, and all payments by the Issuer under the Contracts, will be made free and clear of, and without withholding or making any deduction for or on account of, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of the United States (and all applicable subdivisions thereof) or any political subdivision or authority thereof or therein having power to tax;

(i)	Stamp Duty

No stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessment or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the United States, the State of Delaware or any other relevant jurisdiction in connection with the creation, issue, offering or sale of the Bonds or the Warrants or the execution or delivery of the Contracts;

(j)	Consents

No action or thing is required to be taken, fulfilled or done (including without limitation the obtaining of any consent or licence or the making of any filing or registration) in the United States, the State of Delaware or elsewhere for the issue of the Bonds, the Warrants and the Shares to be issued on conversion of the Bonds or exercise of the Warrants, the carrying out of the other transactions contemplated by the Contracts or the compliance by the Issuer with the terms of the Bonds, the Warrants and the Contracts, as the case may be, other than consents which have already been obtained and remain effective;

(k)	Compliance

The execution and delivery of the Contracts, the issue of the Bonds, the Warrants and the Shares to be issued on conversion of the Bonds and exercise of the Warrants, the use of the proceeds from the issue of the Bonds and the Warrants as described in Clause 5.11, the carrying out of the other transactions contemplated by the Contracts and compliance with their terms do not and will not (a) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the documents constituting the Issuer, or any indenture, trust deed, mortgage or other agreement or instrument to which the Issuer or any of its Subsidiaries or any of their respective affiliates is a party or by which either of them or any of their respective properties is bound, or (b) infringe any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over the Issuer, any of its Subsidiaries or any of their respective affiliates or any of their respective properties or infringe the rules of any stock exchange on which securities of the Issuer is listed;

(l)	Financial Statements

(a) The audited consolidated financial statements of the Issuer and its consolidated subsidiaries taken as a whole (the “Consolidated Group”) in respect of the financial year ended 31 December, 2005 and the unaudited consolidated financial statements of the Consolidated Group in respect of the nine month period ended 30 September, 2006 have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) consistently applied (other than, in the case of the unaudited financials, the absence of notes thereto) and give a true and fair view in all material respects of the financial position of the Issuer and of the Consolidated Group as at the dates, and the results of operations and changes in financial position of the Issuer and of the Consolidated Group for the periods, in respect of which they will have been prepared, and (b) since 31 December, 2005, being the date of the latest audited consolidated financial statements of the Consolidated Group, there has been no change (nor any development or event involving a prospective change of which the Issuer is, or might reasonably be expected to be, aware) which is materially adverse to the condition (financial or other), business, prospects, results of operations or general affairs of the Consolidated Group;

(m)	Contingent Liabilities

There are no outstanding guarantees or contingent payment obligations of the Issuer in respect of indebtedness of third parties;

(n)	Off-balance Sheet Arrangements

Neither the Issuer nor any of its Subsidiaries are engaged in, party to, or have any material off-balance sheet transactions, arrangements, and obligations other than hedging transactions in the ordinary course of business; and neither the Issuer nor any of its Subsidiaries has any material relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Issuer or any of its Subsidiaries, such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of the Issuer or any of its Subsidiaries or the availability thereof or the requirements of the Issuer or any of its Subsidiaries for capital resources;

(o)	Internal Accounting Controls

Each of the Issuer and its Subsidiaries maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorisations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorisation; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) each of the Issuer and its Subsidiaries has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity and provide a sufficient basis for the preparation of the Issuer’s consolidated financial statements in accordance with US GAAP; and the Issuer’s current management information and accounting control system has been in operation for at least twelve (12) months during which neither the Issuer nor any Subsidiary has experienced any material difficulties with regard to (i) through (v) above;

(p)	Auditors

The auditors who certified the audited financial statements of the Consolidated Group and the notes for the financial year of the Consolidated Group ended 31 December 2005 are independent public accountants with respect to the Consolidated Group, as required by the American Institute of Certified Public Accountants and the applicable rules and regulations thereof;

(q)	Title

(i) Each of the Issuer and its Subsidiaries has good and valid title to all real property and personal property material for the operation of its business and other assets owned by it and any rights or interests thereto and the Issuer or the relevant Subsidiary, as the case may be, has received all necessary approvals in order to have good and valid title to the foregoing property and assets, including without limitation, approvals relating to the evaluation, acquisition and perfection of title, (ii) there are no adverse rights that will interfere with use made or to be made by the Issuer or any of its Subsidiaries of all properties currently owned or occupied by them, the existence of which would have a material adverse effect, and (iii) where any such property and assets are held under lease by the Issuer or any of its Subsidiaries, each such lease is a legal, valid and binding lease enforceable in accordance with its terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally;

(r)	Insurance

Each of the Issuer and its Subsidiaries has adequate insurance cover over all assets which are material to it and the Issuer and its Subsidiaries taken as a whole in an amount and against all risks and losses of the businesses carried on by it, which are prudent and customary for companies carrying on similar business; nothing has been done or has been omitted to be done whereby any of the said policies has or may become void or voidable and no notice of cancellation or termination has been received with respect to any such policies and the Issuer or the relevant Subsidiary, as the case may be, is entitled to the full benefits of such insurance;

(s)	Litigation

There are no pending actions, suits or proceedings against or affecting the Issuer or any of its Subsidiaries or any of its properties which, if determined adversely to the Issuer or any such Subsidiary or property, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, prospects, property, shareholders’ equity, results of operations or general affairs of the Issuer or the Consolidated Group taken as a whole, or on the ability of the Issuer to perform its obligations under the Contracts, the Bonds or the Warrants, or which are otherwise material in the context of the issue of the Bonds and the Warrants and, to the Issuer’s knowledge, no such actions, suits or proceedings are threatened or contemplated;

(t)	Labour Disputes

No labour dispute with the employees of the Issuer or any of its Subsidiaries exists or, to the Issuer’s knowledge, is imminent that might have a material adverse effect on the Issuer and its Subsidiaries taken as a whole;

(u)	Intellectual Property Rights

(i)	All Intellectual Property Rights are:

(A)
legally and beneficially owned by, and validly granted to the Issuer or any of its Subsidiaries alone and free from all material encumbrances, restrictions on use or obligations of disclosure, or licensed to, or used under the authority of the owner by, the Issuer or any of its Subsidiaries;

(B)	valid and enforceable and nothing has been done or omitted to be done by the Issuer or any of its Subsidiaries by which they may cease to be valid and enforceable; and

(C)	not, to the Issuer’s knowledge, the subject of a claim from any person as to title, validity, enforceability, entitlement or otherwise;

(ii)	To the Issuer’s knowledge, there is, and has been, no infringement of any of the Intellectual Property Rights;

(iii)
Neither the Issuer nor any of its Subsidiaries has received any communications alleging, nor has there been threatened any allegation, that any of the Intellectual Property Rights and/or the use thereof by the Issuer or any of its Subsidiaries has violated or infringed the intellectual property right, proprietary or other rights of any third party; and

(iv)	In respect of the Intellectual Property Rights, the activities, processes, methods, products or services now or at any time used or supplied by the Issuer or any of its Subsidiaries:

(A)	are not now nor were they at the time used or supplied, subject to the license, consent or permission of, or payment to, any third party; and

(B)	do not now nor did they at the time used or supplied, infringe any intellectual property rights or any other rights of any third party.

“Intellectual Property” means (i) copyright, patents, know-how, confidential information, database rights, rights in domain names and rights in trade marks and designs (whether registered or unregistered), (ii) applications for registration, and the right to apply for registration, for any of the same and (iii) all other intellectual property rights and equivalent or similar forms of protection existing anywhere in the world, owned by the Issuer or any of its Subsidiaries.

(v)	Information Technology

For the purposes of this sub-clause, “Information Technology” means all computer systems, communications systems, software and hardware owned, used or licensed by or to the Issuer or any of its Subsidiaries:

(i)
there are no bugs or viruses, logic bombs or other contaminants (including without limitation, “worms” or “trojan horses”) in or failures or breakdowns of any computer hardware or software or any other Information Technology equipment used in connection with the business of the Issuer or any of its Subsidiaries which (a) have caused any substantial disruption or interruption in or to the operations of the Issuer or any of its Subsidiaries or (b) have had a material adverse impact on the business of the Issuer and its Subsidiaries taken as a whole;

(ii)
in the event that the persons providing maintenance or support services for the Information Technology cease or are unable to do so, the Issuer and its Subsidiaries have all the necessary rights and information to continue to maintain and support or have a third party maintain or support the Information Technology; and

(iii)
each of the Issuer and its Subsidiaries has in place procedures to prevent unauthorised access and the introduction of viruses and to enable the taking and storing on-site and off-site of back-up copies of the software and data;

(w)	Environmental Compliance

Neither the Issuer nor any of its Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a material adverse effect on the Issuer and its Subsidiaries taken as a whole;

(x)	Business Contracts

All contracts, agreements, leases and instruments (the “Business Contracts”) to which the Issuer or any of its Subsidiaries is a party to or otherwise bound and which are material to the assets, liabilities, condition (financial or other), business, prospects, properties, shareholders’ equity, results of operations or general affairs of the Issuer and its Subsidiaries are valid and are in full force and effect and constitute legal, valid and binding obligations of the Issuer and its Subsidiaries and are enforceable in accordance with their respective terms. The Issuer has no knowledge of any notice or threat to terminate any such Business Contracts which are material to the Issuer and its Subsidiaries. Neither the Issuer nor any other party is in material default in complying with any provisions of any such Business Contract, and no condition or event or fact exists which, with notice, lapse of time or both, could constitute a material default thereunder on the part of the Issuer or any of its Subsidiaries;

(y)	Due Diligence

The information, answers and documents supplied or disclosed in response to the Subscriber’s due diligence questionnaire to be delivered to the Issuer and during the due diligence telephone call with the Subscriber to take place before the Closing Date (and any new or additional information serving to update or amend such information supplied or disclosed by the Issuer to the Subscriber or the legal and other professional advisers to the Subscriber prior to the Closing Date) and the information in the Periodic Reports of the Issuer do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. All forecasts and estimates relating to the Issuer and its Subsidiaries so supplied or disclosed have been made after due, careful and proper consideration, are based on reasonable assumptions and represent reasonable and fair expectations honestly held based on facts known to such persons (or any of them);

(z)	Events of Default

No event has occurred or circumstance arisen which, had the Bonds and the Warrants already been issued, might (whether or not with the giving of notice and/or the passage of time and/or the fulfilment of any other requirement) constitute an event described under “Events of Default” in the Terms and Conditions or a Relevant Event (as defined in the Terms and Conditions) resulting in the entitlement of the Bondholders to exercise the put option under Condition 9(D) of the Terms and Conditions, or require an adjustment of the initial Conversion Price of the Bonds, or require an adjustment to the number of Warrant Shares issuable upon exercise of a Warrant;

(aa)	Directed Selling Efforts

Neither the Issuer nor its affiliates (as defined in Rule 405 under the United States Securities Act of 1933, as amended (the “Securities Act”)), nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (as defined in Regulation S of the Securities Act) with respect to the Bonds and the Warrants and it and they have complied and will comply with the offering restrictions of such Regulation;

(bb)	Investment Company

The Issuer is not, and as a result of the offer and sale of the Bonds and the Warrants contemplated herein will not be, required to register as an “investment company” under, and as such term is defined in, the United States Investment Company Act of 1940, as amended (the “Investment Company Act”) in connection with or as a result of the offer and sale of the Bonds and the Warrants;

(cc)	Regulation S

The Issuer reasonably believes that there is no substantial U.S. market interest (as defined in Regulation S under the Securities Act) in the debt securities of the Issuer, and that the Issuer and its affiliates and any person acting on its or their behalf have complied with and will comply with the offering restrictions requirement of Regulation S under the Securities Act;

(dd)	OFAC

Neither the Issuer nor any of its Subsidiaries nor any director, officer, agent, employee or affiliate of the Issuer or any of its Subsidiaries are currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”). No part of the proceeds of the sale of the Bonds or the Warrants will be used, directly or indirectly, for any payments to: (i) any individual or entity listed on the Specially Designated Nationals and Blocked Persons List administered by the OFAC and/or any other similar lists administered by OFAC pursuant to any authorising statute, executive order or regulation; (ii) the government of any country subject to an OFAC Sanctions Program; (iii) any individual or entity included on any list of terrorists or terrorist organizations maintained by the United Nations, the European Union and or the countries in which the Issuer and its affiliates operate; or (iv) any governmental official or employee, political party, official of a political party, candidate for political office, anyone else acting in an official capacity, or any agent of any such individual or entity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”);

(ee)	FCPA

Neither the Issuer nor any of its Subsidiaries nor any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or any of its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the FCPA, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment prohibited under any applicable law or regulation equivalent to the FCPA. No part of the proceeds from the sale of the Bonds or the Warrants hereunder shall be used, directly or indirectly, for any payment to any governmental official or employee, political party, official of a political part, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA;

(ff)	Anti-Money Laundering

The operations of the Issuer and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements and money laundering statutes in the United States (and all applicable subdivisions thereof), in the case of the Issuer, and the jurisdiction of its incorporation, in the case of each of the Issuer’s Subsidiaries, and of all jurisdictions in which the Issuer and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its Subsidiaries with respect to Money Laundering Laws is pending and no such actions, suits or proceedings are threatened or contemplated;

(gg)	Pre-emptive or Other Third Party Rights

The Issuer has available free from pre-emptive or other third party rights out of its authorised but unissued share capital such number of Shares as would or may be required to be issued upon conversion at the initial Conversion Price of all of the Bonds and exercise of the Warrants now being issued, and the Shares when issued and delivered in accordance with the Trust Deed and the Bonds or the Warrants, as the case may be, will be freely transferable (subject to compliance with applicable securities laws), duly and validly issued, fully paid and non-assessable and free and clear from all liens, charges, encumbrances, security interests and other third party rights, other than any created by the Bondholder or the Warrantholder, as the case may be;

(hh)	Ranking of the Shares

The Shares to be issued upon conversion of the Bonds or exercise of the Warrants will rank pari passu in all respects with all other common shares in issue of the Issuer and be entitled when issued to all dividends and other distributions declared, paid or made by the Issuer;

(ii)	No Restrictions applicable to the Shares

There are no restrictions which will be applicable to the Shares generally upon the voting or transfer of any the Shares pursuant to the Issuer’s constitutional documents or pursuant to any agreement or other instrument to which the Issuer is a party or by which the Issuer may be bound;

(jj)	Authorised Share Capital

The Issuer has an authorised share capital as disclosed to the Subscriber and all of the issued shares (or shares committed under any option or other rights) of the Issuer have been duly and validly authorised and issued and are fully paid and non-assessable;

(kk)	No Outstanding Securities

Except as disclosed in the most recent annual report on Form 10-K (the “Annual Report”) filed by the Issuer with the United States Securities and Exchange Commission (the “Commission”) as at the date of this Agreement and the quarterly reports on Form 10-Q filed by the Issuer with the Commission subsequent to the filing of the Annual Report and prior to the date hereof (the “Quarterly Reports”, and together with the Annual Report, the “Periodic Reports”), there are no outstanding securities issued by the Issuer or its Subsidiaries convertible into or exchangeable for Shares, or warrants, rights or options to purchase Shares from the Issuer, nor are there other or similar arrangements approved by the board of directors of the Issuer or the general meeting of shareholders of the Issuer providing for the issue or purchase of Shares or the subscription for the Shares and no unissued share capital of the Issuer is under option or agreed conditionally or unconditionally to be put under option;

(ll)	Conduct of Business

Each of the Issuer and its Subsidiaries (i) possesses or has obtained all material licences, permits, concessions, certificates, consents, orders, approvals and other authorisations from, and has made all declarations and filings with, all national, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organisations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as at the date hereof and (ii) has not received and does not expect to receive any notice of proceedings relating to the revocation or modification of any such license, permit, certificate, consent, order, approval or other authorisation; and (iii) is in compliance in all material respects with all laws and regulations relating to the conduct of its business as conducted as at the date hereof;

(mm)	Tax Returns

Each of the Issuer and its Subsidiaries has duly and timely filed all tax returns that are required to be filed in all relevant jurisdictions or has duly requested extensions thereof and has paid all taxes required to be paid by any of them in all relevant jurisdictions and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings or where the failure to file or make payment would not, singly or in the aggregate, have a material adverse effect. There is no dispute or disagreement outstanding nor is any dispute or disagreement contemplated with any revenue authority in any jurisdiction regarding liability to any tax or duty (including in each case, penalties or interest) recoverable from the Issuer or any of its Subsidiaries or regarding the availability of any relief from tax or duty to the Issuer or any of its Subsidiaries and there are no circumstances which make it likely that any such dispute or disagreement will commence or that any claims are being or likely to be asserted against the Issuer or any of its Subsidiaries that would individually or in the aggregate have a material adverse effect;

(nn)	Related Party

No material relationship, direct or indirect, exists between or among any of the Issuer or its Subsidiaries or any affiliate of the Issuer or its subsidiaries, on the one hand, and any current director, officer, stockholder, customer or supplier of any of them (including any member of their immediate family), on the other hand, which has not been disclosed in the Periodic Reports of the Issuer;

(oo)	No Distribution of Other Offering Material

Neither the Issuer nor any of its Subsidiaries or affiliates has distributed, nor will it distribute, any offering material in connection with the offer and sale of the Bonds, the Warrants and the Shares upon the conversion of the Bonds and the Warrants f; and

(pp)	Registration Statement Conformity to Requirements of the Act; No Untrue Statements or Omissions

The Issuer meets the requirements for use of Form S-1 under the Securities Act and has prepared and filed a registration statement on Form S-1 (No. 333-138603) (the “Registration Statement”) with the Commission, in the form heretofore delivered to the Subscriber. Each prospectus contained in the Registration Statement, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and each such prospectus did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.2	Warranties by the Subscriber

(a)
The Subscriber acknowledges that none of the Bonds, the Shares or the Warrants have been registered under the Securities Act and that the Bonds and the Warrants are being sold to the Subscriber in a non-public offering;

(b)
The Subscriber has such knowledge and experience in financial, business and international investment matters that it is capable of evaluating the merits and risks of purchasing the Bonds and the Warrants, has had the opportunity to ask questions of, and receive answers and request information from the Issuer;

(c)	The Subscriber represents that it is an “accredited investor” as defined in Rule 501 of Regulation D of the Securities Act;

(d)	The Subscriber is purchasing the Bonds and the Warrants for its own account and not with a view to any distribution thereof; and

(e)	The Subscriber acknowledges, represents and agrees that:

(i)	the Bonds and the Warrants offered outside the United States in reliance on Regulation S (“Regulation S”) of the Securities Act will be represented by Global Certificates;

(ii)
it is, or at the time the Bonds and the Warrants are purchased will be, the beneficial owner of the Bonds and the Warrants and (a) it is outside the United States and is not a U.S. person (as defined in Regulation S); and (b) it is not an affiliate of the Issuer or a person acting on behalf of such an affiliate; and

(iii)
it understands that neither of the Bonds nor the Shares of the Issuer issuable upon conversion of the Bonds nor the Warrants have yet been registered under the Securities Act or any applicable U.S. state securities laws and, until 40 days after the settlement date of the sale of the Bonds, it agrees not to offer, sell, pledge or otherwise transfer the Bonds or the Shares or the Warrants except (a) inside the United States to a person whom the Subscriber reasonably believes is a qualified institutional buyer (a “QIB”) (as defined in Rule 144A of the Securities Act) pursuant to an exemption from registration under the Securities Act; (b) outside the United States to a non-U.S. person in compliance with Regulation S; (c) pursuant to another exemption from registration under the Securities Act (if available); or (d) pursuant to an effective registration statement under the Securities Act.

4.3	Interpretation

For the purpose of this Clause 4:

“Person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or agency of a state (in each case, whether or not having separate legal personality); and

“Subsidiary” means in relation to any Person and at any particular time, any entity of which more than fifty percent (50%) of the issued share capital having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is then beneficially owned by such Person and/or one (1) or more of its Subsidiaries and “Subsidiaries” means two (2) or more of such companies.

5.	UNDERTAKINGS BY THE ISSUER

The Issuer undertakes with the Subscriber as follows:

5.1	Taxes

The Issuer will pay (a) any stamp, issue, registration, documentary or other taxes and duties, including interest and penalties, payable in the United States on or in connection with the creation, issue and offering of the Bonds or the Warrants or the execution or delivery of the Contracts; and (b) in addition to any amount payable by it under this Agreement, any value added, turnover or similar tax (other than a tax levied on the overall tax income of the Subscriber) payable in respect of that amount. The Issuer shall indemnify the Subscriber against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, reasonable legal fees) which it may incur as a result or arising out of or in relation to any failure to pay or delay in paying any of the same.

5.2	Financial and Business Condition

The Issuer will forthwith notify the Subscriber promptly of any material development in the financial or business condition, or in the earnings, business affairs or business prospects of the Issuer or the Consolidated Group, whether or not arising in the ordinary course of business at any time prior to payment being made to the Issuer on the Closing Date.

5.3	Delivery of Bonds and Warrants

The Issuer will make such reasonable arrangements satisfactory to the Subscriber as it can to ensure that the Global Certificate for the Bonds and the Global Certificate for the Warrants and any definitive Bonds and Warrants are delivered to, in the case of the Bonds, the Principal Paying and Conversion Agent for authentication in the form required by, and otherwise in accordance with, the Trust Deed and the Agency Agreement and, in the case of the Warrants, the Warrant Agent for authentication in the form required by the Warrant Instrument and the Warrant Agency Agreement.

5.4	Due Diligence

The Issuer will co-operate with the Subscriber in respect of, and participate in, the due-diligence procedures required by the Subscriber in connection with the issue of the Bonds and the Warrants.

5.5	Registration

Within 30 days of the date hereof, the Issuer will amend the Registration Statement to register the Bonds, the Warrants and the Shares issuable upon conversion of the Bonds and exercise of the Warrants and file such amendment with the Commission. The Issuer shall use its best endeavours to cause the Registration Statement as so amended to become effective as promptly as possible. Each prospectus contained in the Registration Statement will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and each such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.6	Restrictions on Other Issues

The Issuer will not, for a period of ninety (90) days after the Closing Date, other than as contemplated by the form of the prospectuses included in the Registration Statement on the date hereof, without the prior written consent of the Subscriber, issue, offer, lend, sell, contract to sell, pledge, grant or otherwise dispose of or encumber (or publicly announce any (or any intention to make) such issue, offer, lease, sale, contract to sell, pledge, grant, disposal or encumbrance), any Shares or securities convertible or exchangeable into or exercisable for Shares or warrants or other rights to purchase Shares; save, in the case of (a) above, for the issue, offer, exercise, allotment, appropriation or grant of Shares to or for the benefit of employees of the Issuer (including directors holding office) or any subsidiary of the Issuer pursuant to any employees’ share scheme or plan which (i) is in compliance with the regulations and stock exchange rules governing the Issuer and its Shares and (ii) does not amount to, relate to, or entitle such persons to receive, Shares in excess of ten percent (10%) of the average number of issued and outstanding Shares during any twelve (12) months.

5.7	No Actions Causing Adjustments to the Conversion Price or the Subscription Price

Between the date of this Agreement and the Closing Date (both dates inclusive), neither the Issuer nor any person acting on behalf of either of them will take, directly or indirectly, any action designed to or which constitutes or which might reasonably be expected to cause or result in an adjustment of the initial Conversion Price of the Bonds or the Subscription Price of the Warrants.

5.8	No Encumbrances

The Issuer shall deliver the Shares free and clear of all liens, claims, charges, security, encumbrances or like interests upon conversion of the Bonds in accordance with the Trust Deed and the Terms and Conditions, and upon exercise of the Warrants in accordance with the Warrant Instrument.

5.9	Listing

The Issuer confirms that it shall use its best endeavours to promptly list the Shares into which the Bonds are or may be convertible pursuant to the Terms and Conditions and the Warrants are or may be exercisable pursuant to the Warrant Instrument, as the case may be, on the AMEX and in any event no later than three hundred and sixty-five (365) days after the Closing Date. The Issuer will use its best endeavours to maintain such listing, provided that, if the Issuer is unable to maintain such listing having used such endeavours, the Issuer shall use its best endeavours to obtain and maintain a listing of the Shares on such other stock exchange(s) as the Issuer may agree with the Subscriber or, after the Closing Date, the Trustee.

5.10	No Announcements

The Issuer shall not, without the prior written consent of the Subscriber, make any public announcement with respect to the Bonds and the Warrants. This provision will not apply to any such public announcement required by any applicable law, regulation or listing rules governing the Issuer and its Shares provided that, subject to compliance with applicable laws, prior to the making or despatch thereof the Issuer shall (i) inform the Subscriber and (ii) consult (to the maximum extent practicable) with the Subscriber as to the content, timing and manner of making such public announcement or despatch thereof and the Issuer shall consider all reasonable requests of the Subscriber in relation thereto.

5.11	Use of Proceeds

The Issuer will use the net proceeds received by it from the issue of the Bonds and the Warrants for general corporate financing purposes of the Issuer and its Subsidiaries. The Issuer will ensure that proceeds raised in connection with the issue of the Bonds and the Warrants will not directly or indirectly be lent, contributed or otherwise made available to any person or entity (whether or not related to the Issuer) for the purpose of financing the activities of any person or for the benefit of any country currently subject to any United States sanctions administered by OFAC.

5.12	Agreements

The Issuer will execute the Trust Deed, the Agency Agreement, the Registration Rights Agreement, the Warrant Agency Agreement and the Warrant Instrument on or before the Closing Date.

5.13	Documents

Up to the Closing Date, the Issuer will furnish to the Subscriber, copies of each document filed by it with the Commission as well as copies of any financial statements and other periodic reports that the Issuer furnishes to holders of its debt securities or to its shareholders.

5.14	Liquidity

The Issuer will not, and will procure that none of its Subsidiaries will, create any material relationships with any off-balance sheet entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets or liabilities by the Issuer or any of its Subsidiaries, such as structured finance entities and special purpose entities, that are reasonably likely to have a material effect on the liquidity of the Issuer or any of its Subsidiaries or the availability thereof or the requirements of the Issuer or any of its Subsidiaries for capital resources.

6.	CONDITIONS PRECEDENT

6.1	Conditions Precedent

The obligations of the Subscriber to subscribe and pay for the Bonds and the Warrants are conditional upon:

(a)	Contracts

The execution and delivery of the Trust Deed, the Agency Agreement, the Registration Rights Agreement, the Warrant Instrument and the Warrant Agency Agreement by the respective parties.

(b)	Compliance and Material Adverse Change

On the Closing Date (i) the representations and warranties of the Issuer in this Agreement being true, accurate and correct at, and as if made on, the Closing Date, (ii) the Issuer having performed all of its obligations under this Agreement to be performed on or before the Closing Date, (iii) there having been, as at the Closing Date, no change which is materially adverse to the condition (financial or other), business, prospects, properties, shareholders’ equity, results of operations or general affairs of the Issuer or of the Consolidated Group taken as a whole since 31 December, 2006 and (iv) there having been delivered to the Subscriber a certificate dated the Closing Date, signed by a duly authorised officer of the Issuer (substantially in the form of Schedule 3 to this Agreement) to the effect stated in (i), (ii) and (iii).

(c)	Legal Opinion

On or before the Closing Date, there having been delivered to the Subscriber opinions in form and substance satisfactory to the Subscriber, dated the Closing Date of:

(i)	Kirkpatrick & Lockhart Preston Gates Ellis LLP, legal advisers to the Issuer as to the laws of England;

(ii)	Kirkpatrick & Lockhart Preston Gates Ellis LLP, legal advisers to the Issuer as to the federal laws of the United States and the laws of the State of Delaware; and

(iii)	Paul, Hastings, Janofsky & Walker, legal advisers to the Subscriber as to the laws of England.

(d)	Ratings

No rating agency having downgraded, nor given notice or made any public announcement of any intended or potential downgrading or of any review or surveillance with negative implications of, the rating accorded to any debt securities of the Issuer.

(e)	Due Diligence

The Subscriber having been reasonably satisfied with the results of its due diligence investigations on the Issuer and its Subsidiaries.

(f)	Registration Rights Agreement

The Issuer executing the Registration Rights Agreement in form and substance satisfactory to the Subscriber.

(g)	Others

On or before the Closing Date, there having been delivered to the Subscriber any other documents (including, but not limited to, any resolutions, consents and authorities) relating to the issue of the Bonds or the Warrants which the Subscriber may reasonably require.

6.2	Waiver

The Subscriber may, at its discretion and upon such terms as they think fit, waive compliance with the whole or any part of Clause 6.1.

7.	CLOSING

7.1	Delivery of Global Certificate and Registration of Holdings

Not later than 10:00 a.m. (New York time) on the Closing Date, the Issuer will issue the Bonds and the Warrants and procure the entry in the register of Bondholders (as defined in the Terms and Conditions) and the register of Warrantholders (as defined in the Warrant Instrument) of the name of the Subscriber to be the holder of the Bonds and the Warrants and the Registrar will deliver a Global Certificate duly executed and authenticated representing the aggregate principal amount of each of the Bonds and a Global Certificate duly executed and authenticated representing the Warrants to the nominee of a depositary (the “Common Depositary”) common to Euroclear and Clearstream in accordance with the Trust Deed and the Paying and Conversion Agency Agreement. Delivery of the Global Certificates for each of the Bonds and the Warrants and completion of the register of Bondholders and the register of Warrantholders shall constitute the issue and delivery of the Bonds and the Warrants, as the case may be.

7.2	Payment

Immediately against such delivery and registration, the Subscriber shall, subject to the conditions mentioned in Clause 6, pay or procure to be paid to the Issuer, (a) the net subscription moneys (being the Subscription Price less any amount deductible under, or under any arrangement referred to in, Clause 9) for the Bonds and (b) the aggregate Warrant Issue Price for the Warrants to be subscribed by it to such bank account as shall be notified by the Issuer to the Subscriber. Such payment by or on behalf of the Subscriber for the Bonds and the Warrants to the Issuer pursuant to this Clause 7.2 shall be a complete discharge of the Subscriber’s obligation to make such payments.

Payment under this Clause 7.2 shall be made in United States dollars by the Subscriber in United States dollars in same day settlement funds to such United States dollar account in New York City as shall have been notified by the Issuer to the Subscriber not later than five (5) days prior to the Closing Date, evidence of such payment taking the form of a confirmation from the Issuer that it has received such payment.

8.	COMMISSION

The Issuer agrees to pay to the Subscriber a commission of three percent (3%) of the principal amount of the Bonds. Such commission shall be deducted from the subscription moneys for the Bonds subscribed by the Subscriber.

9.	FEES AND EXPENSES

9.1	General Expenses

The Issuer agrees to pay, or in the case of expenses incurred by the Subscriber, reimburse promptly upon presentation of invoices, to the extent reasonably and properly incurred:

(a)
all costs and expenses in connection with (a) the preparation, production and (where appropriate) printing of the Bonds, the Warrants, the Contracts and all other documents relating to the issue of the Bonds or the Warrants, as the case may be, (b) the initial delivery and distribution (including transportation and packaging but not insurance (other than to the place of distribution)) of the Bonds or the Warrants and (c) the listing of the Shares on the AMEX; and

(b)
the fees and expenses of the Subscriber’s legal counsel and any other professional advisers engaged by the Subscriber in connection with the issue of the Bonds or the Warrants and all travelling, telecommunications, postage, accommodation, marketing and other out-of-pocket and roadshow and investor presentation expenses, disbursements of the Subscriber, any charges levied by regulators or the AMEX, any expenses relating to any stock lending incurred by the Subscriber in connection with the issue of the Bonds or the Warrants and any value added and goods and services tax thereon.

9.2	Issuer’s Other Expenses

The Issuer shall bear and pay:

(a)
the fees and expenses of the Trustee and the agents appointed under the Trust Deed and the Agency Agreement in relation to the preparation and execution of the Contracts, the issue and authentication of the Bonds or the Warrants and the performance of their duties under the Contracts, including the legal fees and expenses of Trustee's counsel; and

(b)
the fees and expenses of the legal, accountancy and any other professional advisers instructed by the Issuer in connection with the creation and issue of the Bonds or the Warrants and in each such case any value added tax thereon.

9.3	Withholding Tax

All payments by the Issuer under this Agreement shall be paid without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imports, duties, fees, assessments or other charges of whatever nature, imposed by the United States or any other relevant jurisdiction or by any department, agency or other political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto (“Taxes”). If any Taxes are required by law to be deducted or withheld in connection with any such payment, the Issuer will increase the amount paid so that the full amount of such payment is received by the payee as if no such deduction or withholding had been made. In addition, the Issuer agrees to indemnify and hold the Subscriber harmless against any Taxes which they are required to pay in respect of any amount paid by the Issuer under this Agreement.

9.4	Stamp Duties

The Issuer shall pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) which may be payable upon or in connection with the creation and issue of the Bonds or the Warrants and the execution of the Contracts, and the Issuer shall indemnify the Subscribers against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, reasonable legal fees) which it may incur as a result or arising out of or in relation to any failure to pay or delay in paying any of the same.

10.	INDEMNIFICATION

10.1
Without prejudice to the other rights or remedies of the Subscriber, the Issuer undertakes to the Subscriber that if the Subscriber or any of its affiliates, directors, officers, employees, agents or controlling persons (within the meaning of Section 15 of the Securities Act and Section 20 of the U.S. Securities Exchange Act of 1934, as amended) (together with the Subscriber, each a “Relevant Party”) incurs any liability, damages, cost, loss or expense (including, without limitation, legal fees, costs and expenses) (a “Loss”) arising out of, in connection with, or based on, any actual or alleged breach of the representations, warranties and undertakings contained in, or made or deemed to be made by the Issuer under, this Agreement, the Issuer shall pay to the Subscriber on demand an amount equal to such Loss. The Subscriber shall not have any duty or obligation, whether as fiduciary or trustee for any Relevant Party or otherwise, to recover any such payment or to account to any other person for any amounts paid to it under this Clause 10.1.

10.2
In case any action shall be brought against any Relevant Party in respect of which recovery may be sought from the Issuer under this Clause 10, the Subscriber shall promptly notify the Issuer in writing but failure to do so will not relieve the Issuer from any liability under this Agreement.

10.3
The Issuer shall not, without the prior written consent of the Relevant Party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim or action in respect of which recovery may be sought hereunder (whether or not any Relevant Party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Relevant Party from all liability arising out of such claim or action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of a Relevant Party.

10.4
Indemnification for any Losses incurred in connection with an alleged breach (that is not also an actual breach) will only apply if the Subscriber or any other Relevant Party is not the party alleging the breach.

11.	TERMINATION

11.1	The Subscriber’s Ability to Terminate

Notwithstanding anything contained in this Agreement, the Subscriber may, by giving notice to the Issuer at any time prior to payment of the net subscription moneys for the Bonds and the aggregate Warrant Issue Price for the Warrants to the Issuer on the Closing Date, terminate this Agreement in any of the following circumstances:

(a)
if there shall have come to the notice of the Subscriber any breach by the Issuer of any of the warranties and representations contained in Clause 4 or any failure to perform any of the Issuer’s undertakings or agreements in this Agreement;

(b)	if any of the conditions specified in Clause 6 has not been satisfied or waived by the Subscriber by the Closing Date; or

(c)
(i) if, in the opinion of the Subscriber, since the date of this Agreement, there shall have been such a change (whether or not foreseeable at the date of this Agreement) in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in its view be likely to prejudice materially dealings in the Bonds or the Warrants in the secondary market or (ii) if there occurs any disruption to trading generally on the New York Stock Exchange, NASDAQ, the AMEX, the London Stock Exchange plc’s market for listed securities, the Main Board or Growth Enterprises Market of The Stock Exchange of Hong Kong Limited.

11.2	Consequences of Termination

Upon such notice being given this Agreement shall terminate and be of no further effect and no party shall be under any liability to any other in respect of this Agreement, except that the Issuer shall remain liable for the payment of all costs and expenses referred to in Clause 9 and any liabilities arising before or in relation to such termination, the Subscriber shall remain liable under Clauses 3.2 and 3.3 and the obligations of the Issuer pursuant to Clause 12, which would have continued had the arrangements for the subscription and issue of the Bonds been completed, shall continue.

12.	SURVIVAL OF REPRESENTATIONS AND OBLIGATIONS

The representations, warranties, agreements, undertakings and indemnities of the Issuer in this Agreement shall continue in full force and effect notwithstanding completion of the arrangements for the subscription and issue of the Bonds or the Warrants, the Subscriber’s actual or constructive knowledge with respect to any of the matters referred to in the representations and warranties, or any investigation made by or on behalf of the Subscriber or the termination of this Agreement pursuant to Clause 11.

13.	COMMUNICATIONS

13.1	Addresses

Any communication shall be given by letter, fax or telephone:

in the case of notices to the Issuer, to it care of:

China Architectural Engineering, Inc.
105 Baishi Rd., Jiuzhou West Avenue
Zhuhai, 519070
China
Telephone no.:  +86-756-853-8908
Fax no. +86-756-853-8922
Attention:  Luo Ken Yi

and in the case of notices from the Issuer to the Subscriber, to the Subscriber at:

ABN AMRO Bank N.V.
250 Bishopsgate
London EC2M 4AA
United Kingdom
Telephone no.:  +44 207 678 3145
Fax no. +44 207 678 6484
Attention:  Global Financial Markets

13.2	Effectiveness

Any communication shall take effect, in the case of a letter, at the time of delivery, in the case of fax, at the time of despatch or, in the case of telephone, when made.

13.3	Confirmations

Any communication not by letter shall be confirmed by letter but failure to send or receive the letter of confirmation shall not invalidate the original communication.

14.	GOVERNING LAW AND JURISDICTION

14.1	Governing Law

This Agreement, as to which time shall be of the essence, shall be governed by and construed in accordance with English law.

14.2	Jurisdiction

Subject to sub-clause 14.3, the Issuer agrees for the benefit of the Subscriber that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and accordingly submit to the exclusive jurisdiction of the courts of England.

14.3
The Subscriber may take any suit, action or proceedings (together referred to as Proceedings) against the Issuer in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions. The Issuer hereby appoints The London Law Agency of 69 Southampton Row, London WC1B 4ET for the time being in England, to accept service of any Proceedings on its behalf.

15.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) instrument.

16.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of these presents, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

17.	INVALIDITY

If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of law, such provision or part shall to that extent be deemed not to form part of this Agreement but the legality, validity and enforceability of the remainder of this Agreement shall not be affected.

18.	ENTIRE AGREEMENT

This Agreement constitutes the whole and only agreement between the parties relating to the offering, issue and sale of the Bonds and the Warrants.

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SCHEDULE 1
TERMS AND CONDITIONS OF THE BONDS

SCHEDULE 2
FORM OF WARRANT INSTRUMENT

SCHEDULE 3
FORM OF CERTIFICATE OF NO MATERIAL ADVERSE CHANGE

[●] 2007

To:	ABN AMRO Bank N.V. 250 Bishopsgate London EC2M 4AA United Kingdom

Attention: Global Financial Markets

Dear Sirs

China Architectural Engineering, Inc. (the Issuer)
US$10,000,000 Variable Rate Convertible Bonds due 2012 (the Bonds)
800,000 Warrants Expiring 2010 (the Warrants)

I, being a duly authorised officer of the Issuer, refer to the Subscription Agreement dated [●] 2007 (the “Subscription Agreement”) between the Issuer and ABN AMRO Bank N.V. relating to the issue of the Bonds and the Warrants.

As required by the Subscription Agreement, I certify that at today’s date (a) the representations and warranties of the Issuer contained in the Subscription Agreement are true, accurate and correct at, and as if made, today, (b) the Issuer has performed all of its obligations under the Subscription Agreement to be performed on or before today and (c) there has been no change which is materially adverse to the condition (financial or other), business, prospects, properties, shareholders' equity, results of operations or general affairs of the Issuer or of the Consolidated Group (as defined in the Subscription Agreement) taken as a whole since 31 December, 2006.

Yours faithfully

China Architectural Engineering, Inc.

By:
[name] Director

This Agreement has been entered into on the date stated at the beginning.

The Issuer

CHINA ARCHITECTURAL ENGINEERING, INC.

By: /s/ Luo Ken Yi
Name: Luo Ken Yi
Title: Chairman	March 27, 2007

The Subscriber

ABN AMRO BANK N.V.
27 March 2007

By: /s/ Graeme Booth	By: /s/ Fraser Ross
Name: Graeme Booth	Name: Fraser Ross
Title: Head of Asian Equity Limited	Title: Regional Legal Counsel

Signature Page of Subscription Agreement